Exhibit 99.1

For more information, contact:

John M. Matovina, Chief Executive Officer
(515) 457-1813, jmatovina@american-equity.com

Ted M. Johnson, Chief Financial Officer
(515) 457-1980, tjohnson@american-equity.com

FOR IMMEDIATE RELEASE	Debra J. Richardson, Chief Administrative Officer
January 17, 2014	(515) 273-3551, drichardson@american-equity.com

Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com
American Equity Announces Fourth Quarter 2013 Sales and Schedules Earnings Release, Conference Call and Webcast
WEST DES MOINES, Iowa (January 17, 2014) - American Equity Investment Life Holding Company (NYSE: AEL) announced today its annuity sales in the fourth quarter of 2013 totaled $1.1 billion ($1.0 billion net of coinsurance), bringing sales for 2013 to $4.2 billion ($4.0 billion net of coinsurance). This represents year over year growth of 6.7%.

EARNINGS RELEASE AND CONFERENCE CALL

AEL will announce its fourth quarter 2013 earnings after the close of market on Wednesday, February 12, 2014. The fourth quarter earnings release and financial supplement will be posted on the American Equity website (www.american-equity.com) at that time.

AEL will hold a conference call to discuss fourth quarter 2013 earnings on Thursday, February 13, 2014, at 9:00 a.m. CST. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.

The call may also be accessed by telephone at 800-591-6942, passcode 55486110 (international callers, please dial 617-614-4909). An audio replay will be available shortly after the call on AEL’s website. An audio replay will also be available via telephone through March 6, 2014, by calling 888-286-8010, passcode 80125803 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities. The company’s headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa 50325.